Exhibit 10.9

Rental Agreement

PARTIES

(1) Jiangsu Shuangzheng Vehicle Industry Co., Ltd. is a corporation organized and existing under the laws of the P.R. China.

(2) Zhongjin Medical Equipment (Taizhou) Co., Ltd. is an enterprise engaged in the manufacture and sale of medical equipment which is also organized and existing under the laws of the P.R. China.

The two parties have reached the following agreement on the lease of the plant based on the principle of equality and voluntariness. Both Parties agree as follows:

1．  Rental location：Party A will lease to Party B the factory building (hereinafter referred to as the leased property) located at No. 88 Century Avenue, Taishang Industrial Zone, Jiulong Town, Hailing District. The leased property has obtained relevant approval documents, such as State-owned land certificate number : Taizhou State-owned (2012) No. 15912, title certificate number: Thai Housing Certificate Hailing No. 1000053929、Thai Housing Certificate Hailing No. 1000053928、Thai Housing Certificate Hailing No. 1000053927、Thai Housing Certificate Hailing No. 1000053926、Thai Housing Certificate Hailing No. 1000053925、Thai Housing Certificate Hailing No. 1000053924、Thai Housing Certificate Hailing No. 1000053923，The area of the leased property is 8862.6 square meters approved by both parties.

2．  Lease term: The lease term is 20 years, that is, from May 1, 2014 to April 30, 2034. Either party can propose whether to renew the lease within one month before the expiration of the lease term. After negotiation and agreement, both parties will re-sign the lease contract for the lease. Under the same conditions, Party B has the priority to enter into contracts with Party A.

3．  Lease expense: In view of the fact that Party B has renovated and decorated the original leased property after renting the house, the two parties agreed that the cost is 5 million, and Party A has agreed that Party B can build and rebuild factories in the leased area. Both parties have reached an agreement that the rental cost is offset by the above-mentioned renovation and decoration costs. Party B promises that all real estate reconstructed and newly built by Party B within the lease term will belong to Party A.

4．  During the lease term, all expenses related to the lease item shall be paid by Party B .If Party B violates the contract, Party A has the right to terminate the contract in advance. The expenses in this article do not relate to the expenses stipulated in clause 3 above.

5．  During the lease term, if Party A transfers part or all of the leased property, Party A shall guarantee to continue to perform the contract, and under the same conditions, Party B shall have the preemptive right to purchase the leased property.

6．  During the lease term, Party B shall have the exclusive right to use the attached facilities of the leased property. Party B is responsible for the maintenance, etc. of the special facilities, and guarantees that the special facilities will still operate when the contract is terminated, and return it to Party A. The ancillary facilities of this contract include:

7．  During the lease term, Party B shall take good care of the leased property. In case of any damage due to Party B, Party B shall be responsible for repairs and bear the repair costs thereof.

8．  During the lease term, Party B shall strictly abide by the national safety production regulations and operate in accordance with the law, failing which, all liabilities and losses arising therefrom shall be borne Party B.

9．  With Party A’s written consent, Party B may sublet part of the leased property, but Party B is still responsible for the management of the sublet part. The rights and obligations of both Parties hereunder shall not be changed due to Party B's subletting.

10． This contract will take effect after both parties have signed and sealed.

By: ________________

Authorized Representative: _____________

Position: ___________________________

Date: April 20,2014

By: ____________

Authorized Representative: ____________

Position: __________________________

Date: April 20, 2014